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Exhibit 24(b)(9)

                               OPINION AND CONSENT

Arnold R. Bergman
Chief Counsel - Annuities
U.S. Wealth Management
601 Congress Street
Boston, MA 02210
(617) 663-2184
Fax: (617) 663-2197
E-Mail: abergman@jhancock.com

July 30, 2010

To whom it may concern:

This opinion is written in reference to single payment individual deferred variable annuity contracts (the "Contracts") to be issued by John Hancock Life Insurance Company (U.S.A.), a Michigan corporation (the "Company"), formerly The Manufacturers Life Insurance Company (U.S.A.), for which a Pre-Effective Amendment No. 1 to a Registration Statement on Form N-4, File No. 333-167019 (the "Registration Statement") is being filed under the Securities Act of 1933, as amended (the "Act").

As Counsel to the Company, I have examined such records and documents and reviewed such question of law as I deemed necessary for purposes of this opinion:

1. The Company has been duly incorporated under the laws of the state of Michigan and is a validly existing corporation.

2. John Hancock Life Insurance Company (U.S.A.) Separate Account H (the "Separate Account") is a duly created separate account of the Company, and is validly existing pursuant to Chapter 500, Section 500.925 of the Michigan Complied Laws, as amended, and other applicable laws.

3. The portion of the assets to be held in the Separate Account equal to the reserves and other liabilities under the contracts funded by the Separate Account is not chargeable with liabilities arising out of any other business the Company may conduct.

4. Interests under the Contracts, when issued in accordance with the prospectus contained in the effective Registration Statement and upon compliance with applicable local law, will be legally issued and binding obligations of the Company.

I consent to the filing of this opinion and representation with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,


/s/ Arnold R. Bergman

Arnold R. Bergman
Chief Counsel - Annuities